Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Technology and Private Equity Term Trust (formerly BlackRock Innovation and Growth Term Trust) (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on Form N-CSR for the period ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 26, 2025

/s/ John M. Perlowski

John M. Perlowski

Chief Executive Officer (principal executive officer) of

BlackRock Technology and Private Equity Term Trust (formerly BlackRock Innovation and Growth Term Trust)

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Technology and Private Equity Term Trust (formerly BlackRock Innovation and Growth Term Trust) (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on Form N-CSR for the period ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 26, 2025

/s/ Trent Walker

Trent Walker

Chief Financial Officer (principal financial officer) of

BlackRock Technology and Private Equity Term Trust (formerly BlackRock Innovation and Growth Term Trust)

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.